UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): October 7, 2020

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 7, 2020, Bullfrog Gold Corp. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Homestake Mining Company of California (“Homestake”), Lac Minerals (USA) LLC (“Lac Minerals” and together with Homestake, the “Barrick Parties”), and Augusta Investments Inc. (“Augusta”). On October 7, 2020, the Company, the Barrick Parties and Augusta entered into an Amendment to Binding Term Sheet (the “First Amendment”) to extend the termination date of the Term Sheet by one day to October 8, 2020. On October 8, 2020, the Company, the Barrick Parties and Augusta entered into a Second Amendment to Binding Term Sheet (together with the First Amendment, the “Amendments”) to further extend the termination date of the Term Sheet by one additional day to October 9, 2020. Except as set forth in the Amendments, all terms and conditions of the Term Sheet remain in full force and effect.

The foregoing summary of the Amendments are qualified by reference to the full text of the documents which are filed as exhibits to this report.

Item 9.01Financial Statements and Exhibits.

Exhibit No	Exhibit

10.1	Amendment to Binding Term Sheet

10.2	Second Amendment to Binding Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BULLFROG GOLD CORP.

Date: October 9, 2020	By:	/s/ David Beling
Name: David Beling
Title: President and Chief Executive Officer